Exhibit 5.1

October 25, 2012

Nuveen Long/Short Commodity Total Return Fund

333 West Wacker Drive

Chicago, Illinois 60606

Re:	Nuveen Long/Short Commodity Total Return Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel to Nuveen Long/Short Commodity Total Return Fund, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the formation of the Trust and the proposed issuance of Shares pursuant to and as described in Registration Statement No. 333-174764, and the prospectus forming a part thereof, as amended through the date hereof, all of which are incorporated into the Registration Statement being filed by the Trust pursuant to Rule 462(b) under the Securities Act of 1933 (the “Registration Statement”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Agreement of the Trust dated as of September 14, 2012 (the “Trust Agreement”).

In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on May 25, 2011, as amended by the Certificate of Amendment to Certificate of Trust as filed in the State Office on June 6, 2011 (as so amended, the “Certificate”); the Trust Agreement of the Trust dated as of May 25, 2011, as amended by the First Amendment thereto dated as of June 6, 2011 (as so amended, the “Original Trust Agreement”); the Trust Agreement; the Amended and Restated Limited Liability Company Agreement of Nuveen Commodities Asset Management, LLC, a Delaware limited liability company and the Manager of the Trust (the “Manager”), dated as of January 12, 2012; the Written Consent of Sole Member of the Manager dated as of October 23, 2012; the Written Consent of the Manager of the Trust effective as of August 31, 2011; the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Trust, the Manager, Gresham Investment Management, LLC, a Delaware limited liability company, Nuveen Asset Management, LLC, a Delaware limited liability company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC, Nuveen Securities, LLC and the other underwriters named on

Nuveen Long/Short Commodity Total Return Fund

October 25, 2012

Schedule A to the Underwriting Agreement; the Registration Statement; a Certificate of Officer of the Manager dated October 25, 2012; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, adoption, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (other than the due authorization, adoption, execution and delivery by the Trust of the above-referenced documents to which it is a party; provided that we assume the due execution and delivery of the Underwriting Agreement which will occur following the date hereof), and all agreements, instruments, certificates and other documents contemplated by the Trust Agreement, the Underwriting Agreement, the Registration Statement or the Depository Arrangement to be executed by Persons acquiring Shares; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Trust Agreement and the Underwriting Agreement, and the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Trust Agreement, the Underwriting Agreement and the Depository Arrangement and that the Shares are otherwise issued in accordance with the other terms, conditions and restrictions set forth in the Trust Agreement, the Underwriting Agreement and the Depository Arrangement (including without limitation that the Global Certificate will be issued to the Depository as provided in Section 3.3 of the Trust Agreement); (iv) that no event or circumstance has occurred subsequent to the filing of the Certificate, or will occur prior to the issuance by the Trust of the Shares addressed in our opinions below, that would cause a dissolution or termination of the Trust under the Original Trust Agreement or the Trust Agreement, as applicable; (v) that the activities of the Trust have been and will be conducted in accordance with the Original Trust Agreement or the Trust Agreement, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§3801, et seq.; and (vi) that the documents examined by us express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance by the Trust of the Shares addressed in our opinions below, will not be, amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. In addition, we express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Shares offered by the Trust. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Nuveen Long/Short Commodity Total Return Fund

October 25, 2012

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2. The Shares to be issued and delivered pursuant to the terms of the Underwriting Agreement on the Closing Date, when issued and delivered under and in accordance with the terms of the Trust Agreement and the Underwriting Agreement, will be validly issued, and subject to the terms of the Trust Agreement, fully paid and nonassessable.

3. In the event the Over-Allotment Option is exercised, the Shares to be issued and delivered pursuant to the terms of the Underwriting Agreement on the Option Closing Date, when issued and delivered under and in accordance with the terms of the Trust Agreement and the Underwriting Agreement, will be validly issued, and subject to the terms of the Trust Agreement, fully paid and nonassessable.

With respect to the opinions expressed in paragraphs 2 and 3 above, we note that a Shareholder may be obligated to make payments to the Trust in the circumstances and amounts provided for in, and in accordance with, Sections 4.7(f) and 7.9 of the Trust Agreement.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date of effectiveness of the Registration Statement for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Walter C. Tuthill
Walter C. Tuthill